Exhibit 99.1

Monster Worldwide Reports Third Quarter 2013 Results

•	Third Quarter Results

•	Revenue of $197 million

•	Careers – North America Revenue Stabilizes at $110 million

•	GAAP EPS from Continuing Operations of $0.08 per share

•	Operating Expenses declined 9% year over year

•	Consolidated EBITDA of $34 million

•	Total Careers EBITDA margin of 18%

•	Announces Sale of Minority Stake (49.9%) in South Korean Business for $90 Million, Establishing New Strategic Partnership in the Asia Pacific Region

•	Expands Joint Venture with Alma Media Resulting in #1 Market Share Position in Eastern Europe and the Baltic Region

•	Repurchased 8 Million Shares of Common Stock in the Third Quarter; Company Has Repurchased 11% of Outstanding Shares in 2013

New York, November 7, 2013 — Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the third quarter ended September 30, 2013.

“Our third quarter results were encouraging as we experienced stability in North America, protected profitability and continued executing on several important initiatives to enhance future growth,” said Sal Iannuzzi, chairman, president and chief executive officer of Monster Worldwide. “The stabilization we experienced in North America in the second quarter continued and we are cautiously optimistic that this positive momentum will result in sequential revenue growth in North America in the fourth quarter of 2013.”

“We are pleased to announce the sale of a minority stake in our South Korean business for $90 million which demonstrates the underlying value of the Monster enterprise. We look forward to working with our partner, H&Q Korea, to grow this profitable business as well as to explore the potential expansion of this partnership throughout the Asia Pacific region. We are also excited to announce the expansion of our alliance with Alma Media in Eastern Europe and the Baltic region, which will enhance the profitability of these businesses and grow our market share position. Finally, consistent with our objective to enhance shareholder returns, we successfully repurchased $37 million worth of our shares in the quarter.”

Third Quarter 2013 Results

Revenue was $197 million, compared to third quarter 2012 revenue of $221 million. Careers – North America revenue of $110 million was flat on a sequential basis. Historical data on revenue for prior quarters is available in the Company’s supplemental financial information.

Consolidated operating expenses of $183 million decreased 9% compared to $201 million of Non-GAAP operating expenses in the third quarter 2012. Income from continuing operations for the third quarter of 2013 was $8.2 million, or $0.08 per share, compared to $41.1 million, or $0.37 per share in the third quarter 2012, which included a $31 million non-cash tax benefit. Non-GAAP net income from continuing operations in the third quarter of 2012 was $11.7 million, or $0.10 per share. EBITDA margin of 17% was led by Careers-North America with a 23% margin. Pro-forma items are described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the GAAP measure in the accompanying tables.

Net cash provided by operating activities in the quarter was $2.3 million, which included approximately $5 million of non-recurring cash outflows associated with restructuring activities. Deferred revenue was $316 million compared to $329 million as of June 30, 2013 and $352 million as of December 31, 2012. The Company ended the quarter with total available liquidity of $214 million.

Sale of Minority Stake in JobKorea

The Company has announced today that it has agreed to sell a 49.9% minority stake of JobKorea to H&Q Korea (“H&Q”) for a purchase price of $90 million. H&Q is a leading Asian private equity firm focused on companies with leading market positions, solid growth potential and profitability. Monster will retain management control in JobKorea and will leverage H&Q’s expertise and extensive Asia Pacific regional network to enhance and grow this profitable business. Monster will continue to consolidate the results of JobKorea.

Joint Venture with Alma Media

The Company has also announced an agreement to expand its current relationship with its joint venture partner in Finland. Alma Media is a leading media company focused on digital services and publishing in Finland, the Nordic countries, the Baltics and Central Europe. Monster and Alma Media will each contribute several additional entities and businesses into the existing joint venture and form a significantly larger joint venture where Monster will have an initial equity ownership of 15%, with the opportunity to increase ownership to 20%. Combining these assets will create an entity with the #1 market share position in the region and allow Monster to leverage another significant strategic partner for expanding and competing in new markets across the region.

Share Repurchase

During the third quarter 2013, Monster repurchased 8 million shares of its common stock at an average price of $4.64 per share, for a total of $37.2 million. At September 30, 2013, there was approximately $139.5 million remaining under the Company’s previously announced $200 million share repurchase program. Year to date, the Company has repurchased 12 million shares, or 11% of its total shares outstanding.

Nine Months Results

Monster Worldwide reported total revenue of $609 million for the first nine months ended September 30, 2013 compared to $679 million in the same period last year, a 10% decrease. Monster Careers revenue decreased 11% to $554 million compared with $621 million in the 2012 period. Internet Advertising & Fees reported revenue of $55 million compared to $58 million in the prior year period. The Company reported income from continuing operations of $23 million, or $0.21 per share, compared to $63 million, or $0.55 per share, in the prior period.

Company Provides Q4 EPS Guidance

Beginning this quarter, any guidance provided will exclude non-cash, stock-based compensation expense in order to provide a better measurement of Monster’s operating performance, cash generation potential and value as a company.

Fourth quarter 2013 Non-GAAP EPS from continuing operations is expected to be in the range of $0.09 to $0.13, which excludes approximately $8 million of stock-based compensation expense.

Third quarter 2013 Non-GAAP EPS from continuing operations would have been $0.11 excluding approximately $5 million of stock-based compensation expense.

Historical data on Non-GAAP EPS excluding stock-based compensation expense for prior quarters is available in the Company’s supplemental financial information.

Conference Call and Webcast

Third quarter 2013 results will be discussed on Monster Worldwide’s quarterly conference call on November 7, 2013 at 8:30 AM ET. A live webcast of the conference call can be accessed online through the Investor Relations section of the Company’s website at http://ir.monster.com. To join the conference call by telephone, please dial (888) 696-1396 or (706) 758-9636 and reference conference ID# 90871551.

A presentation of financial slides will be referenced during the conference call and will be viewable through the live webcast. A PDF of the financial presentation can also be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.

The Company has also made available certain supplemental financial information which can be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.

For a replay of the conference call, please dial (855) 859-2056 or (404) 537-3406 and reference ID# 90871551. This number is valid until midnight on November 21, 2013.

Contacts

Investors: Andi Rose, Joele Frank, (212) 355-4449, arose@joelefrank.com

Media: Matt Anchin, (212) 351-7528, matt.anchin@monster.com

About Monster Worldwide

Monster Worldwide, Inc. (NYSE:MWW), is the global leader in successfully connecting job opportunities and people. Monster uses the world’s most advanced technology to help people Find Better, matching job seekers to opportunities via digital, social and mobile solutions including monster.com®, our flagship website, and employers to the best talent using a vast array of products and services. As an Internet pioneer, more than 200 million people have registered on the Monster Worldwide network. Today, with operations in more than 40 countries, Monster provides the broadest, most sophisticated job seeking, career management, recruitment and talent management capabilities globally. For more information visit about.monster.com

Special Note: The statements in this release that are not strictly historical, including, without limitation, statements regarding the Company’s strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties and, therefore, actual results may differ materially from what is expressed or implied herein and no assurance can be given that the Company will achieve, among other things, its outlook with respect to earnings per share for the fourth quarter 2013. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated into this release by reference. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on the forward-looking statements in this release as they reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements contained in this release or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

Non-GAAP revenue, operating expenses, operating income from continuing operations, operating margin, income from continuing operations, (loss) income from discontinued operations, net of tax, and diluted earnings (loss) per share all exclude certain pro-forma adjustments including: costs incurred for the 2012 restructurings; recovery of restitution award from former executive; costs incurred related to the Company’s review of strategic alternatives; income tax benefits associated with the reversal of income tax reserves on uncertain tax positions and a tax benefit related to certain losses arising from the Company’s restructuring programs; and the results of the businesses in Careers – China, Latin America and Turkey as they have been classified as discontinued operations. The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is defined as net income or loss before interest income or expense, income tax expense or benefit, net gain or loss in equity interests, depreciation and amortization, non-cash compensation expense and non-cash restructuring costs. The Company considers EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. EBITDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash and securities are defined as cash and cash equivalents plus short-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term marketable securities plus unused borrowings under our credit facilities. The Company considers net cash and securities and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and securities and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and securities and total available liquidity are presented herein as non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue	$196,817	$220,821	$608,861	$679,148
Salaries and related	92,931	98,780	279,973	310,904
Office and general	51,542	60,651	154,936	171,104
Marketing and promotion	38,089	43,099	130,750	143,823
Restructuring and other special charges	—	244	19,995	25,527
Recovery of restitution award from former executive	—	—	—	(5,350)

Total operating expenses	182,562	202,774	585,654	646,008

Operating income	14,255	18,047	23,207	33,140
Interest and other, net	(1,482)	(1,532)	(4,107)	(4,184)

Income before income taxes and loss in equity interests	12,773	16,515	19,100	28,956
Provision for (benefit from) income taxes	4,480	(24,871)	(5,153)	(35,245)
Loss in equity interests, net	(119)	(271)	(822)	(726)

Income from continuing operations	8,174	41,115	23,431	63,475
Income (loss) from discontinued operations, net of tax	3,095	(235,354)	(3,798)	(249,170)

Net income (loss)	$11,269	$(194,239)	$19,633	$(185,695)

*Basic earnings (loss) per share:
Income from continuing operations	$0.08	$0.37	$0.21	$0.56
Income (loss) from discontinued operations, net of tax	0.03	(2.12)	(0.03)	(2.20)

Basic earnings (loss) per share	$0.11	$(1.75)	$0.18	$(1.64)

*Diluted earnings (loss) per share:
Income from continuing operations	$0.08	$0.37	$0.21	$0.55
Income (loss) from discontinued operations, net of tax	0.03	(2.10)	(0.03)	(2.17)

Diluted earnings (loss) per share	$0.11	$(1.73)	$0.18	$(1.62)

Weighted average shares outstanding:
Basic	105,394	111,239	109,221	113,460

Diluted	105,967	112,212	110,247	114,622

EBITDA:
Operating income	$14,255	$18,047	$23,207	$33,140
Depreciation and amortization of intangibles	14,545	16,076	46,374	47,893
Amortization of stock-based compensation	4,901	5,683	17,165	21,189
Restructuring non-cash expenses	—	—	5,315	6,417

EBITDA	$33,701	$39,806	$92,061	$108,639

*	Earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2013	2012
Cash flows provided by operating activities:
Net income (loss)	$19,633	$(185,695)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	46,374	52,741
Provision for doubtful accounts	1,750	2,064
Non-cash compensation	17,165	21,582
Deferred income taxes	2,218	(294)
Non-cash restructuring charges	5,315	6,417
Loss in equity interests, net	822	726
Amount reclassified from accumulated other comprehensive income	(23,109)	—
Tax benefit from change in uncertain tax positions	(14,355)	(43,193)
Impairment of goodwill	—	216,221
Excess income tax benefit from equity compensation plans	(4,014)	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	41,461	13,341
Prepaid and other	12,184	11,109
Deferred revenue	(47,824)	(28,277)
Accounts payable, accrued liabilities and other	(48,603)	(30,904)

Total adjustments	(10,616)	221,533

Net cash provided by operating activities	9,017	35,838

Cash flows used for investing activities:
Capital expenditures	(24,990)	(46,902)
Cash funded to and dividends received from equity investee and other	(2,499)	(1,349)

Net cash used for investing activities	(27,489)	(48,251)

Cash flows used for financing activities:
Proceeds from borrowings on credit facilities	69,500	221,355
Payments on borrowings on credit facilities	(39,799)	(271,802)
Proceeds from borrowings on term loan	—	100,000
Payments on borrowings on term loan	(5,000)	(42,500)
Repurchase of common stock	(60,782)	(65,611)
Tax withholdings related to net share settlements of restricted stock awards and units	(5,914)	(8,030)
Excess income tax benefit from equity compensation plans	4,014	—
Proceeds from the exercise of employee stock options	—	23

Net cash used for financing activities	(37,981)	(66,565)

Effects of exchange rates on cash	(4,787)	3,764

Net decrease in cash and cash equivalents	(61,240)	(75,214)
Cash and cash equivalents, beginning of period	148,185	250,317

Cash and cash equivalents, end of period	$86,945	$175,103

Free cash flow:
Net cash provided by operating activities	$9,017	$35,838
Less: Capital expenditures	(24,990)	(46,902)

Free cash flow	$(15,973)	$(11,064)

MONSTER WORLDWIDE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2013	December 31, 2012
Assets:
Cash and cash equivalents	$86,945	$148,185
Accounts receivable, net	298,823	335,905
Property and equipment, net	128,409	147,613
Goodwill and intangibles, net	915,842	919,854
Other assets	113,911	111,606
Current assets of discontinued operations	—	21,702

Total Assets	$1,543,930	$1,684,865

Liabilities and Stockholders’ Equity:
Accounts payable, accrued expenses and other current liabilities	$151,778	$181,914
Deferred revenue	315,645	351,546
Current portion of long-term debt and borrowings on credit facilities	8,750	18,264
Long-term income taxes payable	51,298	63,465
Long-term debt, less current portion	180,200	145,975
Other long-term liabilities	5,752	10,406
Current liabilities of discontinued operations	2,137	33,256

Total Liabilities	$715,560	$804,826

Stockholders’ Equity	828,370	880,039

Total Liabilities and Stockholders’ Equity	$1,543,930	$1,684,865

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS

(in thousands, except per share amounts)

	Three Months Ended September 30, 2013				Three Months Ended September 30, 2012
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$196,817	$—		$196,817	$220,821	$—		$220,821

Salaries and related	92,931	—		92,931	98,780	—		98,780
Office and general	51,542	—		51,542	60,651	(1,483	)a	59,168
Marketing and promotion	38,089	—		38,089	43,099	—		43,099
Restructuring and other special charges	—	—		—	244	(244	)b	—

Total operating expenses	182,562	—		182,562	202,774	(1,727)		201,047

Operating income	14,255	—		14,255	18,047	1,727		19,774
Operating margin	7.2%			7.2%	8.2%			9.0%
Interest and other, net	(1,482)	—		(1,482)	(1,532)	—		(1,532)

Income before income taxes and loss in equity interests	12,773	—		12,773	16,515	1,727		18,242
Provision for (benefit from) income taxes	4,480	—		4,480	(24,871)	31,168	d,e	6,297
Loss in equity interests, net	(119)	—		(119)	(271)	—		(271)

Income from continuing operations	8,174	—		8,174	41,115	(29,441)		11,674

Income (loss) from discontinued operations, net of tax	3,095	(3,095	)g	—	(235,354)	235,354	g	—

Net income (loss)	$11,269	$(3,095)		$8,174	$(194,239)	$205,913		$11,674

Diluted earnings (loss) per share:*
Income from continuing operations	$0.08	$—		$0.08	$0.37	$(0.27)		$0.10
Income (loss) from discontinued operations, net of tax	0.03	(0.03)		—	(2.10)	2.10		—

Diluted earnings (loss) per share	$0.11	$(0.03)		$0.08	$(1.73)	$1.83		$0.10

Weighted average shares outstanding:
Basic	105,394	105,394		105,394	111,239	111,239		111,239
Diluted	105,967	105,967		105,967	112,212	112,212		112,212

	Nine Months Ended September 30, 2013				Nine Months Ended September 30, 2012
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$608,861	$—		$608,861	$679,148	$—		$679,148

Salaries and related	279,973	—		279,973	310,904	—		310,904
Office and general	154,936	(2,920	)a	152,016	171,104	(3,312	)a	167,792
Marketing and promotion	130,750	—		130,750	143,823	—		143,823
Restructuring and other special charges	19,995	(19,995	)b	—	25,527	(25,527	)b	—
Recovery of restitution award from former executive	—	—		—	(5,350)	5,350	c	—

Total operating expenses	585,654	(22,915)		562,739	646,008	(23,489)		622,519

Operating income	23,207	22,915		46,122	33,140	23,489		56,629
Operating margin	3.8%			7.6%	4.9%			8.3%
Interest and other, net	(4,107)	—		(4,107)	(4,184)	—		(4,184)

Income before income taxes and loss in equity interests	19,100	22,915		42,015	28,956	23,489		52,445
(Benefit from) provision for income taxes	(5,153)	19,878	d,e	14,725	(35,245)	52,902	d,e,f	17,657
Loss in equity interests, net	(822)	—		(822)	(726)	—		(726)

Income from continuing operations	23,431	3,037		26,468	63,475	(29,413)		34,062

Loss from discontinued operations, net of tax	(3,798)	3,798	g	—	(249,170)	249,170	g	—

Net income (loss)	$19,633	$6,835		$26,468	$(185,695)	$219,757		$34,062

Diluted earnings (loss) per share:*
Income from continuing operations	$0.21	$0.03		$0.24	$0.55	$(0.26)		$0.30
Loss from discontinued operations, net of tax	(0.03)	0.03		—	(2.17)	2.17		—

Diluted earnings (loss) per share	$0.18	$0.06		$0.24	$(1.62)	$1.92		$0.30

Weighted average shares outstanding:
Basic	109,221	109,221		109,221	113,460	113,460		113,460
Diluted	110,247	110,247		110,247	114,622	114,622		114,622

Note Regarding Non GAAP Adjustments:

The financial information included herein contains certain non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.

Non GAAP adjustments consist of the following:

a	Costs directly associated with our previously announced review of strategic alternatives.
b	Restructuring related charges pertaining to the strategic actions that the Company announced in January and November 2012. These charges include costs related to the reduction in the Company’s workforce, fixed asset write-offs, costs relating to the consolidation of certain office facilities, and professional fees.
c	Restitution award paid by a former executive to the United States government in connection with the Company’s historical stock option practices.
d	Non-GAAP income tax adjustment includes the reversal of income tax reserves inclusive of interest due to uncertain tax positions.
e	Income tax adjustment is calculated using the effective tax rate of the reported period multiplied by the Non GAAP adjustment to income (loss) before income taxes and loss in equity interests.
f	Non-GAAP adjustment includes a tax benefit due to certain losses arising from the company’s restructuring.
g	Discontinued operations related to our sale of ChinaHR and the exit of our businesses in Latin America and Turkey.
*	Earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION

(in thousands)

Three Months Ended September 30, 2013	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue—GAAP	$109,622	$69,115	$18,080		$196,817

Operating income (loss)—GAAP	$16,346	$(325)	$5,902	$(7,668)	$14,255
Non GAAP Adjustments	—	—	—	—	—

Operating income (loss)—Non GAAP	$16,346	$(325)	$5,902	$(7,668)	$14,255

EBITDA—GAAP	$25,542	$6,953	$7,429	$(6,223)	$33,701
Non GAAP Adjustments	—	—	—	—	—

EBITDA—Non GAAP	$25,542	$6,953	$7,429	$(6,223)	$33,701

Operating margin—GAAP	14.9%	-0.5%	32.6%		7.2%
Operating margin—Non GAAP	14.9%	-0.5%	32.6%		7.2%
EBITDA margin—GAAP	23.3%	10.1%	41.1%		17.1%
EBITDA margin—Non GAAP	23.3%	10.1%	41.1%		17.1%

Three Months Ended September 30, 2012	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue—GAAP	$115,455	$86,562	$18,804		$220,821

Operating income (loss)—GAAP	$17,169	$7,543	$4,990	$(11,655)	$18,047
Non GAAP Adjustments	(116)	569	9	1,265	1,727

Operating income (loss)—Non GAAP	$17,053	$8,112	$4,999	$(10,390)	$19,774

EBITDA—GAAP	$26,887	$13,877	$6,990	$(7,948)	$39,806
Non GAAP Adjustments	(116)	569	9	1,265	1,727

EBITDA—Non GAAP	$26,771	$14,446	$6,999	$(6,683)	$41,533

Operating margin—GAAP	14.9%	8.7%	26.5%		8.2%
Operating margin—Non GAAP	14.8%	9.4%	26.6%		9.0%
EBITDA margin—GAAP	23.3%	16.0%	37.2%		18.0%
EBITDA margin—Non GAAP	23.2%	16.7%	37.2%		18.8%

Nine Months Ended September 30, 2013	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue—GAAP	$335,274	$218,936	$54,651		$608,861

Operating income (loss)—GAAP	$48,041	$(15,370)	$18,476	$(27,940)	$23,207
Non GAAP Adjustments	9,537	7,866	341	5,171	22,915

Operating income (loss)—Non GAAP	$57,578	$(7,504)	$18,817	$(22,769)	$46,122

EBITDA—GAAP	$80,165	$8,830	$23,196	$(20,130)	$92,061
Non GAAP Adjustments	7,543	6,481	341	3,238	17,603

EBITDA—Non GAAP	$87,708	$15,311	$23,537	$(16,892)	$109,664

Operating margin—GAAP	14.3%	-7.0%	33.8%		3.8%
Operating margin—Non GAAP	17.2%	-3.4%	34.4%		7.6%
EBITDA margin—GAAP	23.9%	4.0%	42.4%		15.1%
EBITDA margin—Non GAAP	26.2%	7.0%	43.1%		18.0%

Nine Months Ended September 30, 2012	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue—GAAP	$351,418	$270,002	$57,728		$679,148

Operating income (loss)—GAAP	$35,279	$16,760	$13,565	$(32,464)	$33,140
Non GAAP Adjustments	14,213	9,281	1,166	(1,171)	23,489

Operating income (loss) —Non GAAP	$49,492	$26,041	$14,731	$(33,635)	$56,629

EBITDA—GAAP	$71,071	$38,217	$20,532	$(21,181)	$108,639
Non GAAP Adjustments	8,965	8,748	543	(1,183)	17,073

EBITDA—Non GAAP	$80,036	$46,965	$21,075	$(22,364)	$125,712

Operating margin—GAAP	10.0%	6.2%	23.5%		4.9%
Operating margin—Non GAAP	14.1%	9.6%	25.5%		8.3%
EBITDA margin—GAAP	20.2%	14.2%	35.6%		16.0%
EBITDA margin—Non GAAP	22.8%	17.4%	36.5%		18.5%